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                    FORM OF GUIDELINES FOR SUBSTITUTE FORM W9
        GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON
                               SUBSTITUTE FORM W-9


Guidelines for Determining the Proper Identification Number to Give the Payer. Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to
give    the    payer.


For this type of account:                 Give name and SSN of:
-------------------------                 ---------------------
1.  Individual                            The individual

2.  Two or more individuals               The actual owner of the account or, if
    (joint account)                       combined  funds,  the first individual
                                          on the account. *

3.  Custodian account of a minor          The minor. Circle the minor's name and
    (Uniform Gift to Minors Act)          furnish  the minor's  social  security
                                          number.

4.  a.  The usual revocable savings       The grantor-trustee*
        trust account (grantor is also
        trustee)

    b.  So-called trust account that      The actual owner *
        is not a legal or valid trust
        under state law

5.  Sole proprietorship                   The  owner.  (You   must   show   your
                                          individual  name,  but  you  may  also
                                          enter your business or "DBA" name. You
                                          may use either  your SSN  or your  EIN
                                          (if you have one)).

                                          *Note: List first band circle the name
                                          of  the   person  whose   number   you
                                          furnish. If only one person on a joint
                                          account  has  an  SSN,  that  person's
                                          number must be furnished.


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For this type of account:                 Give name and EIN of:
-------------------------                 ---------------------
6.  Sole proprietorship                   The  owner.   (You   must  show   your
                                          individual  name,  but  you  may  also
                                          enter your business or "DBA" name. You
                                          may  use  either  your SSN or your EIN
                                          (if you have one)).

7.  A valid trust, estate, or             The  legal  entity   (List  first  and
    pension trust                         circle  the  name  of the legal trust,
                                          estate,  or  pension   trust.   Do not
                                          furnish the identifying number of  the
                                          personal  representative  or   trustee
                                          unless the  legal entity itself is not
                                          designated in the account title.)

8.  Corporate                             The corporation

9.  Association, club, religious,         The organization
    charitable, educational or
    other tax-exempt organization

10.  Partnership                          The partnership

11.  A broker or registered nominee       The broker or nominee

12.  Account with the Department of       The public entity
     Agriculture in the name of a
     public entity (such as a State or
     local government, school district,
     or prison) that receives
     agricultural program payments

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

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        GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON
                              SUBSTITUTE FORM W-9

                               OBTAINING A NUMBER

If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Card (for resident individuals), Form SS-4, Application for Employer Identification Number (for businesses and all other entities), or Form W-7, Application for IRS Individual Taxpayer Identification Number (for alien individuals required to file U.S. tax returns), at an office of the Social Security Administration or the Internal Revenue Service.

To complete the Substitute Form W-9, if you do not have a taxpayer identification number, check the box in Part 3 - Awaiting TIN, sign and date the Form, and give it to the requester. Generally, you will then have 60 days to obtain taxpayer identification number and furnish it to the requester. If the requester does not receive your taxpayer identification number within 60 days, backup withholding, if applicable, will begin and will continue until you furnish your taxpayer identification number to the requester.

PAYEES AND PAYMENTS EXEMPT FROM BACKUP WITHHOLDING

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

o    Payments to nonresident aliens subject to withholding under Section 1441.

o Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident alien partner.

o    Payments  of  patronage  dividends  not paid in money.

o    Payments  made  by  certain   foreign   organizations.

o    Section 404(k) distributions made by an ESOP.

Payments of interest not generally subject to backup withholding include the following:

o Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

o Payments of tax-exempt interest (including exempt-interest dividends under Section 852).

o    Payments described in Section 6049(b)(5) to non-resident aliens.

o    Payments on tax-free covenant bonds under Section 1451.

o    Payments made by certain foreign organizations.

o    Mortgage or student loan interest paid to you.

Set forth below is a list of payees that are exempt from backup withholding with respect to all or certain types of payments. For interest and dividends, all listed payees are exempt except the payee in item (9). For broker transactions, all payees listed in items (1) through (13) and any person registered under the Investment Advisors Act of 1940 who regularly acts as a broker is exempt. For payments subject to reporting under Sections 6041 and 6041A, the payees listed in items (1) through (7) are generally exempt. For barter exchange transactions and patronage dividends, the payees listed in items (1) through (5) are exempt.

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To avoid possible  erroneous backup  withholding,  exempt payees described above should furnish their taxpayer identification number, check the Exempt Payee Box, and return the Substitute Form W-9 to the payer. Certain payments other than
interest,   dividends,  and  patronage  dividends,   that  are  not  subject  to
information reporting are also not subject to backup withholding. For details, SEE SECTIONS 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N and the
regulations promulgated thereunder.

(1) An organization exempt from tax under Section 501(a), any IRA, or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).

(2)  The United States or any of its agencies or instrumentalities.

(3) A state, the District of Columbia, a possession of United States, or any or their subdivisions or instrumentalities.

(4) A foreign government or any if its political subdivisions, agencies or instrumentalities.

(5)  An international organization or any of its agencies or instrumentalities.

(6)  A corporation.

(7)  A foreign central bank of issue.

(8) A dealer in securities or commodities registered in the U.S., the District of Columbia, or a possession of the U.S.

(9) A futures commission merchant registered with the Commodity Futures Trading Commission.

(10) A real estate investment trust.

(11) An entity registered at all times under the Investment Company Act of 1940.

(12) A common trust fund operated by a bank under Section 584(a).

(13) A financial institution.

(14) A middleman known in the investment community as a nominee or custodian.

(15) A trust exempt from tax under Section 664 or described in Section 4947.

PRIVACY ACT NOTICE. - Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply. PENALTIES: (1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. - If you fail to furnish your taxpayer identification number to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect. (2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. - If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500. (3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.- Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.


FOR ADDITIONAL INFORMATION CONSULT YOUR TAX ADVISER OR THE INTERNAL REVENUE SERVICE